UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2019

Date of Report (Date of earliest event reported)

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Yonge St., Suite 1600 Toronto, ON Canada	M4P 1E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

647-272-5702

 (Former name or former address, if changed since last report)

3960 Howard Hughes Pkwy., Suite 500

Las Vegas, NV 89196

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 6, 2019, the Company accepted the resignation of Charles Langrill as the officer of the Company and as a member of the Company’s board of directors. The resignation of Mr. Langrill was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Harrysen Mittler was elected as the Company’s Chairman, CEO, CFO and Director, and Mr. Peter Pizzino as the Company’s President and Director.

ITEM 7.01 - REGULATION FD DISCLOSURE

On December 6, 2019, the Company issued a press release entitled, “Wearable Health Solutions Inc. Announces New Appointees.”

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 8.01 - OTHER EVENTS

The Company has a new corporate address located at 2300 Yonge St., Suite 1600, Toronto ON M4P 1E4 Canada.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEARABLE HEALTH SOLUTIONS, INC.

DATE: December 9, 2019

By: /s/ Harrysen Mittler

Name: Harrysen Mittler

Title: CEO